Exhibit 10.1

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND BETWEEN

STRATEGIC STORAGE TRUST, INC.

AND

STRATEGIC STORAGE ADVISOR, LLC

i

ii

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of September 27, 2012, is entered into between STRATEGIC STORAGE TRUST, INC., a Maryland corporation (the “Company”), and STRATEGIC STORAGE ADVISOR, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, on March 17, 2008, the Company and the Advisor entered into an advisory agreement;

WHEREAS, on March 28, 2009, the Advisor and the Company amended the advisory agreement to clarify the definition of “Capped O&O Expenses”;

WHEREAS, on September 22, 2011, the Advisor and the Company amended and restated the advisory agreement;

WHEREAS, the Company elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2008;

WHEREAS, the Company desires to continue to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and its Affiliates and to have the Advisor continue to undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the revised terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Advisory Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” means expenses related to the Company’s sourcing, selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, and personnel and other direct expenses related to the selection and acquisition of Properties.

“Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, Development Fees and Construction Fees

(except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of any Property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. This fee is paid to the Advisor in the amount established pursuant to Section 9.1 for the services provided to the Company described in Section 4.2.

“Advisor” means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Strategic Storage Advisor, LLC or any Person which succeeds it in such capacity.

“Advisory Agreement” means this amended and restated advisory agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company, as it may be further amended or restated from time to time.

“Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company): (a) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting Securities of another Person or entity; (b) any Person ten percent (10%) or more of whose outstanding voting Securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (c) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (d) any officer, director, general partner or trustee of such Person or entity; and (e) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

“Appraised Value” means value according to an appraisal made by an Independent Appraiser.

“Assets” means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company, whether directly or indirectly through another entity or entities, including Properties.

“Average Invested Assets” means, for a specified period, the average of the aggregate GAAP basis book carrying values of the Assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Asset Management Fee” means the monthly fee paid to the Advisor in the amount established pursuant to Section 9.2 for the services provided to the Company described in Section 4.3.

“Board of Directors” or “Board” means the individuals holding such office, as of any particular time, under the Charter of the Company, whether they are the Directors named therein or additional or successor Directors.

“Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

“Capped O&O Expenses” means all Organizational and Offering Expenses (excluding Sales Commissions and the dealer manager fee) in excess of 3.5% of the Gross Proceeds raised in a completed Offering other than Gross Proceeds from Stock sold pursuant to the Distribution Reinvestment Plan.

“Cash from Financings” means the net cash proceeds realized by the Company from the financing of Property or from the refinancing of any Company indebtedness.

“Cash from Sales” means the net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its Properties after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

“Charter” means the charter of the Company, including the articles of incorporation and all articles of amendment, articles of amendment and restatement, articles supplementary and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means shares of the Company’s common stock, $.001 par value per share, the terms and conditions of which are set forth in the Charter.

“Common Stockholders” means holders of shares of Common Stock.

“Company” means Strategic Storage Trust, Inc., a corporation organized under the laws of the State of Maryland.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise or coordinate leasehold or other improvements or projects, or to provide major repairs or rehabilitation for a Property.

“Contract Purchase Price” means the amount actually paid or allocated in respect of the purchase, development, construction, or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

“Contract Sales Price” means the total consideration provided for in the sales contract for the sale of a Property.

“Dealer Manager” means U.S. Select Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock. U.S. Select Securities LLC is a member of the Financial Industry Regulatory Authority.

“Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

“Director” means an individual who is a member of the Board of Directors.

“Disposition Fee” means the fee paid to the Advisor in connection with the sale of a property as described in Section 9.3 of this Advisory Agreement.

“Distribution Reinvestment Plan” has the meaning set forth in Section 8.8 of the Charter.

“Distributions” means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.

“Excess Expense Guidelines” has the meaning set forth in Section 10.3(c) hereof.

“Excluded Assets” means those assets acquired as part of the mergers with Self Storage REIT, Inc. and Self Storage REIT II, Inc.

“GAAP” means generally accepted accounting principles consistently applied as used in the United States.

“Gross Proceeds” means the aggregate purchase price of all Stock sold for the account of the Company, including Stock sold pursuant to the Distribution Reinvestment Plan, without deduction for Sales Commissions, volume discounts, fees paid to the Dealer Manager or other Organization and Offering Expenses. Gross Proceeds does not include Stock issued in exchange for OP Units.

“Independent Appraiser” means a person or entity, who is not an Affiliate of the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

“Independent Director” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or the Sponsor by virtue of (a) ownership of an interest in the Advisor, the Sponsor or their Affiliates, (b) employment by the Advisor, the Sponsor or their Affiliates, (c) service as an officer or director of the Advisor, the Sponsor or their Affiliates, (d) performance of services, other than as a Director, for the Company, (e) service as a director or trustee of more than three (3) real estate investment trusts organized by the Advisor or the Sponsor or advised by the Advisor, or (f) maintenance of a material business or professional relationship with the Advisor, the Sponsor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor, the Sponsor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, the Sponsor, any of their Affiliates or the Company.

“Initial Public Offering” means the offering and sale of Common Stock of the Company pursuant to the Company’s first effective registration statement covering such Common Stock filed under the Securities Act of 1933.

“Invested Capital” means the amount calculated by multiplying the total number of shares of Common Stock purchased by Stockholders by (a) the Offering Price for the Stock or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to Net Sale Proceeds and any amounts paid by the Company to repurchase shares of Stock pursuant to a plan for repurchase of the Company’s Stock.

“Joint Venture” or “Joint Ventures” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

“Listed” means the Securities are approved for trading on a national securities exchange. The term “Listing” shall have the correlative meaning.

“Managed Assets” means, solely for the purposes of Section 9.2, Average Invested Assets minus Excluded Assets.

“Market Value” means the aggregate market value of all of the outstanding Common Stock, measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing one hundred eighty (180) days following Listing.

“Modified Funds From Operations” means the National Association of Real Estate Investment Trusts (“NAREIT”) definition of funds from operations with adjustments which include, but are not limited to, (i) acquisition fees and expenses; (ii) non-cash amounts related to straight line rent and the amortization of above or below market intangible lease assets and liabilities; (iii) accretion of discounts and amortization of premiums on debt investments; (iv) amortization of mark-to-market adjustments of above/below market debt assumed in connection with property acquisitions; (v) amortization of deferred financing costs; (vi) impairments of real-estate related investments (including properties, loans receivable, and equity and debt securities investments); (vii) gains (losses) from the early extinguishment of debt; (viii) gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our business plan; (ix) unrealized gains (losses) from mark-to-market adjustments on (a) interest rate swaps and derivatives not deemed hedges; (b) foreign exchange holdings; (c) other securities; and (d) consolidation from, or deconsolidation to, equity accounting; and elimination of adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income.

“NASAA” means the North American Securities Administrators Association, Inc.

“NASAA Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain or loss from the sale of the Company’s Assets.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. as revised and adopted by the NASAA membership on May 7, 2007, as may be amended from time to time.

“Net Asset Value” means the total Assets including intangible assets relating to SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets (but not including other GAAP intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

“Net Sale Proceeds” means in the case of a transaction described in clause (a) of the definition of Sale, the net proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (b) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (c) of such definition, Net Sale Proceeds means the net proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (d) of the definition of Sale, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (e) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership in connection with such transaction. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

“Offering” means an offering of Stock that is registered with the SEC, excluding Stock offered under any employee benefit plan.

“Offering Price” means, with respect to each share of Stock, the highest price at which such Stock was offered by the Company in the Offering pursuant to which such Stock was issued, without regard to any price reductions for certain types of purchasers or volume discounts.

“Operating Expenses” means all direct and indirect costs and expenses incurred by the Company, as determined under GAAP, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Stock, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) Acquisition Fees and Acquisition Expenses, (f) real estate commissions on the Sale of Property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (g) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

“Operating Partnership” means Strategic Storage Operating Partnership, L.P. which is the partnership through which the Company may own Properties.

“Operating Partnership Agreement” means the First Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

“OP Unit” means a unit of limited partnership interest in the Operating Partnership.

“Organizational and Offering Expenses” means any and all costs and expenses incurred by the Company, the Advisor or any Affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants’ and attorneys’ fees and other accountable offering expenses. Organization and Offering Expenses may include, but are not limited to: (a) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s Affiliates in connection with registering and marketing the Stock; (b) compensation to and direct expenses of employees of the Dealer Manager while preparing for the offering and marketing of the Stock and in connection with their wholesaling activities but not Sales Commissions; (c) travel and entertainment expenses related to the offering and marketing of the Stock; (d) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including web site design and management; (e) costs and expenses of conducting training and educational conferences and seminars; (f) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; and (g) payment or reimbursement of bona fide due diligence expenses.

“Performance Fee Note” has the meaning set forth in Section 16.2 hereof.

“Person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

“Property” or “Properties” means the real properties or real estate investments which are acquired by the Company either directly or through the Operating Partnership, Joint Ventures, partnerships or other entities.

“Property Manager” means any entity that has been retained to perform and carry out at one or more of the Properties property management services.

“Prospectus” means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the SEC, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

“Public Offering” means the Initial Public Offering or any subsequent offering of Stock that is registered with the SEC, excluding Stock offered under any employee benefit plan.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission on Form S-11, as amended from time to time, in connection with a Public Offering.

“REIT” means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and Joint Ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“REIT Stock Amount” has the meaning set forth in the Operating Partnership Agreement.

“Sale” or “Sales” means any transaction or series of transactions whereby: (a) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

“Sales Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

“Securities” means any class or series of units or shares of the Company or the Operating Partnership, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “Securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Strategic Capital Holdings, LLC, a Virginia limited liability company.

“Stock” means shares of stock of the Company of any class or series, including Common Stock, preferred stock or Shares-in-Trust.

“Stockholders” means the registered holders of the Company’s Stock.

“Stockholders’ 10% Return” means, as of any date, an aggregate amount equal to a 10% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders’ 10% Return, any stock dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 10% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

“Stockholders’ 8% Return” means, as of any date, an aggregate amount equal to a 8% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders’ 8% Return, any stock dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 8% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

“Stockholders’ 6% Return” means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders’ 6% Return, any stock dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 6% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

“Subordinated Incentive Fee Due Upon Listing” means:

(a) 5% of the amount by which (i) the Market Value, plus the total of all Distributions paid to Stockholders of Common Stock (excluding any stock dividends and Distributions paid on shares of Common Stock redeemed by the Company) from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to Stockholders of Common Stock in order to pay the Stockholders’ 6% Return or more but less than Stockholders’ 8% Return from inception through the date Market Value is determined; or

(b) 10% of the amount by which (i) the Market Value, plus the total of all Distributions paid to Common Stockholders (excluding any stock dividends and Distributions paid on shares of Common Stock redeemed by the Company) from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to Common Stockholders in order to pay the Stockholders’ 8% Return or more but less than Stockholders’ 10% Return from inception through the date Market Value is determined; or

(c) 15% of the amount by which (i) the Market Value, plus the total of all Distributions paid to Common Stockholders (excluding any stock dividends and Distributions paid on shares of Common Stock redeemed by the Company) from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to Common Stockholders in order to pay the Stockholders’ 10% Return or more from inception through the date Market Value is determined.

In the event that the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor, thereafter, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Due Upon Termination or Subordinated Share of Net Sale Proceeds.

“Subordinated Performance Fee Due Upon Termination” means:

(a) 5% of the amount, if any, by which (i) the Appraised Value of the Properties at the Termination Date, less amounts of all indebtedness secured by the Properties, plus total Distributions (excluding any stock dividend and Distributions paid on shares of Common Stock redeemed by the Company pursuant to its share redemption program) through the Termination Date exceeds (ii) the sum of Invested Capital plus total Distributions required to be made to the Common Stockholders in order to pay the Stockholders’ 6% Return or more but less than Stockholders’ 8% Return from inception through the Termination Date; or

(b) 10% of the amount, if any, by which (i) the Appraised Value of the Properties at the Termination Date, less amounts of all indebtedness secured by the Properties, plus total Distributions (excluding any stock dividend and Distributions paid on shares of Common Stock redeemed by the Company pursuant to its share redemption program) through the Termination Date exceeds (ii) the sum of Invested Capital plus total Distributions required to be made to the Common Stockholders in order to pay the Stockholders’ 8% Return or more but less than Stockholders’ 10% Return from inception through the Termination Date; or

(c) 15% of the amount, if any, by which (i) the Appraised Value of the Properties at the Termination Date, less amounts of all indebtedness secured by the Properties, plus total Distributions (excluding any stock dividend and Distributions paid on shares of Common Stock redeemed by the Company pursuant to its share redemption program) through the Termination Date exceeds (ii) the sum of Invested Capital plus total Distributions required to be made to the Common Stockholders in order to pay the Stockholders’ 10% Return or more from inception through the Termination Date;

Such fee shall be reduced by any prior payment to the Advisor of a Subordinated Share of Net Sale Proceeds.

“Subordinated Share of Net Sale Proceeds” means a fee equal to:

(a) 5% of Net Sale Proceeds remaining after the Common Stockholders have received Distributions of Net Sale Proceeds such that the owners of all outstanding shares of Common Stock have received Distributions in an aggregate amount equal to the sum of (i) the Stockholders’ 6% Return or more but less than Stockholders’ 8% Return and (ii) Invested Capital.

(b) 10% of Net Sale Proceeds remaining after the Common Stockholders have received Distributions of Net Sale Proceeds such that the owners of all outstanding shares of Common Stock have received Distributions in an aggregate amount equal to the sum of (i) the Stockholders’ 8% Return or more but less than Stockholders’ 10% Return and (ii) Invested Capital.

(c) 15% of Net Sale Proceeds remaining after the Common Stockholders have received Distributions of Net Sale Proceeds such that the owners of all outstanding shares of Common Stock have received Distributions in an aggregate amount equal to the sum of (i) the Stockholders’ 10% Return or more and (ii) Invested Capital.

When determining whether the above thresholds have been met: (y) Distributions paid on shares of Common Stock redeemed by the Company (and thus not included in the determination of Invested Capital), shall not be included as a Distribution; and (z) Net Sale Proceeds shall not be considered available for purposes of determining whether the thresholds in subparagraphs (b) and (c) have been met to the extent of payments out of Net Sale Proceeds are used to pay the Subordinated Share of Net Sale Proceeds pursuant to subparagraphs (a) and (b), respectively. Following Listing, no Subordinated Share of Net Sale Proceeds will be paid to the Advisor.

“Termination Date” means the date of termination of this Advisory Agreement.

ARTICLE II

APPOINTMENT

The Company, through the powers vested in the Board of Directors including a majority of all Independent Directors, hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Advisory Agreement, and the Advisor hereby accepts such appointment. The Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.

ARTICLE III

AUTHORITY OF THE ADVISOR

Section 3.1 General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Advisory Agreement, the Charter and the Bylaws.

Section 3.2 Powers of the Advisor. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Advisory Agreement.

Section 3.3 Approval by Directors. Notwithstanding the foregoing, any investment in Properties, including any acquisition of a Property by the Company or any investment by the Company in a joint venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors or a committee of the Board constituting a majority of the Board. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

Section 3.4 Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Articles III and IV, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

ARTICLE IV

DUTIES OF THE ADVISOR

The Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In connection therewith, the Advisor agrees to perform the following services on behalf of the Company.

Section 4.1 Organizational and Offering Services. The Advisor shall manage and supervise:

(a) the structure and development of any Offering, including the determination of the specific terms of the Securities to be offered by the Company;

(b) the preparation of all organizational and offering related documents, and obtaining of all required regulatory approvals of such documents;

(c) along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;

(d) coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

(e) preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in an Offering;

(f) along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(g) creation and implementation of various technology and electronic communications related to an Offering; and

(h) all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

Section 4.2 Acquisition Services. The Advisor shall:

(a) serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies;

(b) subject to Article III hereof and the investment objectives and policies of the Company: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Assets will be made; (iii) acquire Assets on behalf of the Company; and (iv) arrange for financing related to acquisitions of Assets;

(c) perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(d) prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Board to evaluate the proposed investments;

(e) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company; and

(f) negotiate and execute investments and other transactions approved by the Board.

Section 4.3 Asset Management Services and Administrative Services.

(a) Asset Management and Property Related Services. The Advisor shall:

(i) negotiate and service the Company’s debt facilities and other financings;

(ii) monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

(iii) monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(iv) coordinate with the Property Manager on its duties under any property management agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement;

(v) coordinate and manage relationships between the Company and any joint venture partners;

(vi) consult with the officers and Directors of the Company and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and

(vii) provide the officers and Directors of the Company periodic reports regarding prospective investments in Properties.

(b) Accounting, SEC Compliance and Other Administrative Services. The Advisor shall:

(i) coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Board an annual report covering the Advisor’s compliance with certain material aspects of this Advisory Agreement;

(ii) maintain accounting systems, records and data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(iii) provide tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(iv) maintain all appropriate books and records of the Company;

(v) provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

(vi) consult with the officers of the Company and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(vii) perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act of 2002;

(viii) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(ix) supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

(x) provide the Company with all necessary cash management services;

(xi) consult with the officers of the Company and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xii) manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company;

(xiii) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(xiv) provide financial and operational planning services and portfolio management functions; and

(xv) from time-to-time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Advisory Agreement.

(c) Stockholder Services. The Advisor shall:

(i) retain a transfer agent on behalf of the Company to perform all necessary transfer agent functions;

(ii) manage and coordinate with the transfer agent the dividend process and payments to Stockholders;

(iii) manage communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(iv) establish technology infrastructure to assist in providing Stockholder support and service.

ARTICLE V

BANK ACCOUNTS

The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

ARTICLE VI

RECORDS; ACCESS

The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Advisory Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request. The Advisor shall at all reasonable times have access to the books and records of the Company.

ARTICLE VII

OTHER ACTIVITIES OF THE ADVISOR

Section 7.1 General. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Advisory Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

Section 7.2 Policy with Respect to Allocation of Investment Opportunities. Before the Advisor presents an investment opportunity that would in its judgment be suitable for the Company to another Advisor-sponsored program, the Advisor shall determine in its sole discretion that the investment opportunity is more suitable for such other program than for the Company based on factors such as the following: the investment objectives and criteria of each program; the cash requirements and anticipated cash flow of each entity; the size of the investment opportunity; the effect of the acquisition on diversification of each entity’s investments; the income tax consequences of the purchase on each entity; the policies of each program relating to leverage; the amount of funds available to each program and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available that is, in the sole discretion of the Advisor, equally suitable for both the Company and another Advisor-sponsored program, then the Advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. The Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with such allocation method and will promptly disclose any material deviation from such policy or the establishment of a new policy, which shall be allowed provided (a) the Board is provided with notice of such policy at least 60 days prior to such policy becoming effective and (b) such policy provides for the reasonable allocation of investment opportunities among such programs. The Advisor shall provide the Independent Directors with any information reasonably requested so that the Independent Directors can insure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.

ARTICLE VIII

LIMITATIONS ON ACTIVITIES

Anything else in this Advisory Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Stock or its other Securities, or (d) violate the Charter or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates except as provided in this Advisory Agreement.

ARTICLE IX

FEES

Section 9.1 Acquisition Fees. The Company will pay the Advisor, as compensation for the services described in Section 4.2, Acquisition Fees in an amount equal to 2.5% of the Contract Purchase Price of each Property at the time and in respect of funds expended for the acquisition or development of a Property. The total of all Acquisition Fees and Acquisition Expenses shall be limited in accordance with the Charter.

Section 9.2 Asset Management Fee. Commencing on the date hereof, for the asset management services included in the services described in Section 4.3(a), the Company shall pay the Advisor an Asset Management Fee in an amount equal to one-twelfth of 1.0% per month of the Managed Assets. For Managed Assets exceeding $500 million, the Company will reduce the amount paid to only one-twelfth of 0.75% per month on the Managed Assets exceeding $500 million unless the Company’s Modified Funds From Operations, including payment of the fee, is greater than 100% of the Company’s distributions in any month.

Section 9.3 Disposition Fees. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee of up to 3% of the Contract Sales Price of such Property or Properties. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property. The Company will pay the Disposition Fee for a property at the time the property is sold. Payment of such fee shall be subordinated to receipt by stockholders of Stockholders’ 6% Return. If, at the time of a sale, payment of the Disposition Fee is deferred because the subordination conditions have not been satisfied, then the Disposition Fee shall be paid at such later time as the subordination conditions are satisfied.

Section 9.4 Subordinated Share of Net Sale Proceeds. The Subordinated Share of Net Sale Proceeds shall be payable to the Advisor at the time or times that the Company determines that the Subordinated Share of Net Sale Proceeds has been earned by the Advisor, provided that no Subordinated Share of Net Sale Proceeds will be paid if the Company has paid or is obligated to pay the Subordinated Incentive Fee Due Upon Listing. In the case of multiple advisors, advisors and Affiliates shall be allowed incentive fees in accordance with the foregoing limitation, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company’s Assets by each respective advisor or Affiliate.

Section 9.5 Subordinated Incentive Fee Due Upon Listing. Upon Listing, and as soon as practicable following the determination of Market Value, the Advisor shall be entitled to the Subordinated Incentive Fee Due Upon Listing. The Subordinated Incentive Fee Due Upon Listing shall be due and payable to the Advisor no earlier than one hundred eighty (180) days after Listing in the form of a promissory note (the “Listing Fee Note”). In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor following Listing, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Due Upon Termination or Subordinated Share of Net Sale Proceeds following receipt of the Subordinated Incentive Fee Due Upon Listing. The Company shall repay the Listing Fee Note at such time as the Company completes the first Sale or refinancing of a Property held one hundred eighty (180) days after Listing using Cash from Sales or Cash from Financings in an amount equal to the value such Property contributed to the Listing Fee Note. If such amount is insufficient to pay the Listing Fee Note in full, then the Listing Fee Note shall be paid in part from the Cash from Sales from the first Sale or Cash from Financings from the first refinancing of a Property held one hundred eighty (180) days after Listing, and in part from the Cash from Sales from each successive Sale or Cash from Financings from each successive refinancing of Properties held one hundred eighty (180) days after Listing in an amount equal to the value such Properties contributed to the Listing Fee Note until the Listing Fee Note is repaid in full. If the Listing Fee Note has not been paid in full within three (3) years after one hundred eighty (180) days after Listing, then the holder of the Listing Fee Note, its successors or assigns, may elect to convert the balance of the fee into Common Stock at a price per share equal to the average closing price of the shares of Common Stock over the ten (10) trading days immediately preceding the date of such election if the Common Stock is Listed at such time.

Section 9.6 Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (a) the amount of the advisory fee in relation to the asset value, composition and profitability of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the REIT or by others with whom the REIT does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the REIT, including income, conversion or appreciation of capital, and number and frequency of problem investments; and (g) the quality of the Property portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

ARTICLE X

EXPENSES

Section 10.1 Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Article IX hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the Dealer Manager) in connection with the services it provides to the Company pursuant to this Advisory Agreement, including, but not limited to:

(a) reimbursements for Organizational and Offering Expenses in connection with this offering, provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent (i) there are Capped O&O Expenses borne by the Company and (ii) Organization and Offering Expenses borne by the Company (including selling commissions, dealer manager fees and non-accountable due diligence expense allowance but not including Acquisition Fees or Acquisition Expenses) exceed 15% of the Gross Proceeds raised in a completed Offering;

(b) subject to the limitation set forth below, Acquisition Expenses incurred by the Advisor or its Affiliates;

(c) subject to the limitation set forth below, Acquisition Fees and Acquisition Expenses payable to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

(d) the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor including brokerage and other fees paid in connection with the purchase, operation and sale of Assets;

(e) interest and other costs for borrowed money, including discounts, points and other similar fees;

(f) taxes and assessments on income or Property and taxes as an expense of doing business and any taxes otherwise imposed on the Company, its business or income;

(g) costs associated with insurance required in connection with the business of the Company or by the Board;

(h) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(i) all expenses in connection with payments to Directors and meetings of the Directors and Stockholders;

(j) expenses associated with Listing or with the issuance and distribution of Securities other than the Stock issued in a Public Offering, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(k) expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Company to the Stockholders;

(l) expenses of organizing, converting, modifying, merging, liquidating or dissolving the Company or of amending the Charter or the Bylaws;

(m) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(n) administrative service expenses, including all direct and indirect costs and expenses incurred by Advisor in fulfilling its duties hereunder and including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives the Acquisition Fee or Disposition Fee. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor who are directly engaged in the operation, management, administration, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by Advisor pursuant to this Advisory Agreement;

(o) audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board; and

(p) out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and all other out-of-pocket costs necessary for the operation of the Company and its Assets incurred by the Advisor in performing its duties hereunder.

The Company shall also reimburse the Advisor or Affiliates of the Advisor for all direct and indirect costs and expenses incurred on behalf of the Company prior to the execution of this Advisory Agreement.

The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be reasonable, and shall in no event exceed an amount equal to 6% of the Contract Purchase Price, or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Section 10.2 Other Services. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Article IV, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and a majority of the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Advisory Agreement.

Section 10.3 Timing of and Limitations on Reimbursements.

(a) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Article X shall be reimbursed no less frequently than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter. Subject to the Excess Expense Guidelines, the Company may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company to the Advisor.

(b) The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of NASAA Net Income (the “Excess Expense Guidelines”) for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the Excess Expense Guidelines, the Advisor, at the direction of the a majority of the Independent Directors, shall send to the Stockholders a written disclosure of such fact, together with an explanation of the factors the a majority of the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with GAAP.

ARTICLE XI

FIDELITY BOND

The Advisor shall endeavor to maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $1 million per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.

ARTICLE XII

RELATIONSHIP OF THE ADVISOR AND COMPANY

The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Advisory Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of the Advisor under this Advisory Agreement is that of an independent contractor.

ARTICLE XIII

RELATIONSHIP WITH DIRECTORS

Subject to Article VIII of this Advisory Agreement and to restrictions set forth in the Charter or deemed advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors. Directors who are not Independent Directors will be individuals nominated by the Advisor, provided that such director nominees are either directors of the Advisor or have been elected by the board of directors of the Advisor as executive officers of the Advisor.

ARTICLE XIV

REPRESENTATIONS AND WARRANTIES

Section 14.1 The Company. To induce the Advisor to enter into this Advisory Agreement, the Company hereby represents and warrants that:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b) The Company’s execution, delivery and performance of this Advisory Agreement has been duly authorized by the Board of Directors including a majority of all Independent Directors of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree by which the Company is bound, in any such case in a manner that would have a material adverse effect on the ability of the Company to perform any of its obligations under this Advisory Agreement.

Section 14.2 The Advisor. To induce the Company to enter into this Advisory Agreement, the Advisor represents and warrants that:

(a) The Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Advisory Agreement.

(b) The Advisor’s execution, delivery and performance of this Advisory Agreement has been duly authorized. This Agreement constitutes a valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms. The Advisor’s execution and delivery of this Advisory Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Advisor’s assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Advisor’s articles of incorporation or bylaws, or any law, statute, rule or regulation to which the Advisor is subject, or any agreement, instrument, order, judgment or decree by which the Advisor is bound, in any such case in a manner that would have a material adverse effect on the ability of the Advisor to perform any of its obligations under this Advisory Agreement.

(c) The Advisor has received copies of the Charter, the Bylaws, the Registration Statement and the Operating Partnership Agreement and is familiar with the terms thereof, including without limitation the investment limitations included therein. The Advisor warrants that it will use reasonable care to avoid any act or omission that would conflict with the terms of the Charter, the Bylaws, the Registration Statement, or the Operating Partnership Agreement in the absence of the express direction of a majority of the Independent Directors.

ARTICLE XV

TERM; TERMINATION OF AGREEMENT

Section 15.1 Term. This Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

Section 15.2 Termination by Either Party. This Agreement may be terminated upon 60 days’ written notice without cause or penalty, by either party (by a majority of the Independent Directors of the Company or the manager of the Advisor).

Section 15.3 Termination by the Advisor. This Agreement may be terminated immediately by the Advisor in the event of any material breach of this Advisory Agreement by the Company not cured by the Company within 30 days after written notice thereof.

Section 15.4 Termination by the Company. This Agreement may be terminated immediately by the Company in the event of (a) any material breach of this Advisory Agreement by the Advisor not cured by the Advisor within 30 days after written notice thereof; (b) a decree or order is rendered by a court having jurisdiction (i) adjudging Advisor as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Advisor under the federal bankruptcy laws or any similar applicable law or practice, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Advisor or a substantial part of the property of Advisor, or for the winding up or liquidation of its affairs; or (c) Advisor (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against it, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (v) makes an assignment for the benefit of creditors, (vi) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of the Operating Partnership, or (vii) takes corporate or other action in furtherance of any of the aforesaid purposes.

Section 15.5 Survival. The provisions of Articles I, VI, VII and XVI through XX survive termination of this Advisory Agreement.

ARTICLE XVI

PAYMENTS TO AND DUTIES OF

PARTIES UPON TERMINATION

Section 16.1 Reimbursable Expenses and Earned Fees. After the Termination Date, other than the Subordinated Performance Fee Due Upon Termination, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursable expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Advisory Agreement.

Section 16.2 Subordinated Performance Fee Due Upon Termination. Upon termination, unless such termination is by the Company because of a material breach of this Advisory Agreement by the Advisor as a result of willful or intentional misconduct or bad faith on behalf of the Advisor, the Advisor shall be entitled to receive from the Company the Subordinated Performance Fee Due Upon Termination payable in the form of a non-interest bearing promissory note (the “Performance Fee Note”). The Company shall repay the Performance Fee Note at such time as the Company completes the first Sale or refinancing of a Property held at the Termination Date using Cash from Sales or Cash from Financings in an amount equal to the value such Property contributed to the Performance Fee Note. If such amount is insufficient to pay the Performance Fee Note in full, then the Performance Fee Note shall be paid in part from the Cash from Sales from the first Sale or Cash from Financings from the first refinancing of a Property held at the Termination Date, and in part from the Cash from Sales from each successive Sale or Cash from Financings from each successive refinancing of Properties held at the Termination Date in an amount equal to the value such Properties contributed to the Performance Fee Note until the Performance Fee Note is repaid in full. If the Performance Fee Note has not been paid in full on the earlier of (a) the date the Common Stock is Listed, or (b) within three (3) years from the Termination Date, then the holder of the Performance Fee Note, its successors or assigns, may elect to convert the balance of the fee into Common Stock at a price per share equal to the average closing price of the shares of Common Stock over the ten (10) trading days immediately preceding the date of such election if the Common Stock is Listed at such time. If the Common Stock is not Listed within three (3) years from the Termination Date, the holder of the Performance Fee Note, its successors or assigns, may elect to convert the balance of the fee into shares of Common Stock at a price per share equal to the fair market value for such Shares as determined by the Board of Directors based upon the Appraised Value of the Properties, loans, and other investments, net of any debt thereon, on the date of election.

Section 16.3 Advisor’s Duties Upon Termination. The Advisor shall promptly upon termination:

(a) pay over to the Company all money collected and held for the account of the Company pursuant to this Advisory Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(c) deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

(d) cooperate with the Company to provide an orderly management transition.

Section 16.4 Non-Solicitation During the period commencing on the effective date of this Agreement and ending two years following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates to leave the employment or other service of the Advisor or any of its Affiliates, or (ii) hire or pay, directly or indirectly, any compensation to, on behalf of the Company or any other Person, any employee, consultant, contractor or other Person performing services on behalf of the Advisor or its Affiliates who has left the employment of, or engagement by, the Advisor or any of its Affiliates within the two-year period following the termination of that person’s employment with, or engagement by, the Advisor or any of its Affiliates. During the period commencing on the effective date of this Agreement and ending two years following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or any of its Affiliates with, or endeavor to entice away from the Advisor or any of its Affiliates, any Person who during the term of this Agreement is, or during the preceding two-year period was, a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or any of its Affiliates.

ARTICLE XVII

ASSIGNMENT TO AN AFFILIATE

This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Advisory Agreement without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Advisory Agreement.

ARTICLE XVIII

INDEMNIFICATION BY THE COMPANY

Section 18.1 Conditions of Indemnification. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland and only if all of the following conditions are met:

(a) The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

(b) The Advisor or its Affiliates were acting on behalf of or performing services for the Company;

(c) Such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates; and

(d) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s Net Asset Value and not from its Stockholders.

(e) With respect to losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Article XVIII for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Article XIX. Any indemnification of the Advisor may be made only out of the net assets of the Company, including insurance proceeds, and not from Stockholders.

ARTICLE XIX

INDEMNIFICATION BY ADVISOR

The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but Advisor shall not be held responsible for any action of the Board in declining to follow any advice or recommendation given by the Advisor.

ARTICLE XX

LIMITATION OF LIABILITY

In no event will either party be liable for damages based on loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of the other party or person, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

ARTICLE XXI

NOTICES

Any notice in this Advisory Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Company:	Strategic Storage Trust, Inc.
Attention : H. Michael Schwartz
111 Corporate Drive, Suite 120
Ladera Ranch, California 92694
Fax: 949-429-6606

With a copy to:	Chairman of the Nominating and Corporate Governance Committee
111 Corporate Drive, Suite 120
Ladera Ranch, California 92694
Fax: 949-429-6606

To Advisor:	Strategic Storage Advisor, LLC
Attention : H. Michael Schwartz
111 Corporate Drive, Suite 120
Ladera Ranch, California 92694
Fax: 949-429-6606

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Article XXI.

ARTICLE XXII

MODIFICATION

This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

ARTICLE XXIII

SEVERABILITY

The provisions of this Advisory Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XXIV

CONSTRUCTION/GOVERNING LAW

The provisions of this Advisory Agreement shall be construed and interpreted in accordance with the laws of the State of California.

ARTICLE XXV

ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

ARTICLE XXVI

INDULGENCES, NOT WAIVERS

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Advisory Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

ARTICLE XXVII

GENDER

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

ARTICLE XXVIII

TITLES NOT TO AFFECT INTERPRETATION

The titles of paragraphs and subparagraphs contained in this Advisory Agreement are for convenience only, and they neither form a part of this Advisory Agreement nor are they to be used in the construction or interpretation hereof.

ARTICLE XXIX

EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

ARTICLE XXX

INITIAL INVESTMENT

The Advisor has purchased 100 shares of Common Stock for $1,000.00. The Advisor has purchased 20,000 OP Units for $200,000. In addition, the Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company, provided, that such OP Units may be transferred to Affiliates of the Advisor. Affiliates of the Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company, provided, that such OP Units may be transferred to the Advisor or other Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. With respect to any Securities owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Securities necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Securities owned by any of them shall not be included.

ARTICLE XXXI

LICENSE OF TRADE NAMES

The Advisor hereby grants to the Company and its Affiliates a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade names “Strategic Storage Trust” and “SmartStopTM Self Storage” as well as the registered trademarks and trademark applications for registration listed on Exhibit A attached hereto (collectively, the “Marks”) solely in connection with the Company’s and its Affiliates’ business from the date of this Agreement through the later of (i) the listing of the Company’s Common Stock on a national exchange or (ii) eighteen (18) months after the termination of the current offering of the Company’s Common Stock in a manner substantially consistent with the use of the Marks prior to the date of this Agreement. The Company and its Affiliates shall maintain, or cause to be maintained, the quality of the respective goods and services associated with use of the Marks by the Company and its Affiliates at substantially the same level maintained by Strategic Storage Holdings, LLC or the Company and its Affiliates immediately prior to the execution of this Agreement. Strategic Storage Holdings, LLC shall retain full and complete ownership of the Marks and all use of the Marks by the Company and its Subsidiaries shall inure to the benefit of Strategic Storage Holdings, LLC. The Company and its Affiliates will not at any time intentionally do or knowingly permit to be done any material act or thing that would or would reasonably be likely to diminish, tarnish, disparage, or otherwise damage the goodwill in the Marks or impair the rights of Strategic Storage Holdings, LLC in and to the Marks, adversely affect the validity or enforceability of the Marks, dilute the distinctiveness of the Marks or depreciate the value of the Marks. The Advisor may, at its option, upon thirty (30) days’ written notice to the Company, terminate the license granted in this Article XXXI if the Company or its Affiliates fail to comply with the requirements of this Article XXXI.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

THE COMPANY:

STRATEGIC STORAGE TRUST, INC.

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
President and Chief Executive Officer

THE ADVISOR:

STRATEGIC STORAGE ADVISOR, LLC

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
President

Exhibit A

Registered Trademarks and Trademark Applications

U.S. Application / Registration	Canadian Application / Registration	Description of Mark	Goods/Services

S/N 77/407,522 / Reg. No. 3,729,128	F/N 1505064		Providing self-storage facilities for others in International Class 39

S/N 77/407,579 / Reg. No. 3,729,129	F/N 1505063	PRACTICAL, ESSENTIAL ... STRATEGIC	Real estate investment and real estate consultation services in International Class 36

S/N 77/407,594 / Reg. No. 3,729,130	F/N 1505062	WE STORE AMERICA’S GOODS!	Providing self-storage facilities for others in International Class 39

S/N 77/407,603 / Reg. No. 3,729,131	F/N 1505059	STRATEGIC STORAGE	Providing self-storage facilities for others in International Class 39

S/N 77/799,934 Reg. No. 4,063,813	F/N 1505060	SMARTSTOP

Providing retail store services featuring storage supplies, namely boxes, shipping blankets and pads, and insulation materials in International Class 35; and

Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; providing pickup, delivery and storage of goods of others in International Class 39

S/N 77/842,516 / Reg. No. 3,875,657	F/N 1505058	STRATEGIC STORAGE	Real estate investment and management services focused on acquiring and managing a portfolio of self storage properties in International Class 36

S/N 85/076,756 Reg. No. 4,165,094	F/N 1505057	SMARTSTOP... THE SMARTER WAY TO STORE!

Providing retail store services featuring storage supplies, namely boxes, shipping blankets and pads, and insulation materials in International Class 35; and

Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing pickup, delivery and storage of goods of others in International Class 39

S/N 85/076,768 Reg. No. 4,150,753	F/N 1505056	SMARTSTOP SELF STORAGE... THE SMARTER WAY TO STORE!

Providing retail store services featuring storage supplies, namely boxes, shipping blankets and pads, and insulation materials in International Class 35; and

Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing pickup, delivery and storage of goods of others in International Class 39

S/N 85/509,583	n/a	THE SMARTSTOP WAY

Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35

Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; and providing pickup, delivery and storage of goods of others in International Class 39

S/N 85/509,604	F/N 1584532	THE SMARTER WAY TO STORE	Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35 Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; and providing pickup, delivery and storage of goods of others in International Class 39

S/N 85/509,635	n/a	THE SMARTER WAY TO PACK	Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35 Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; providing pickup, delivery and storage of goods of others; and providing interactive assistance and on-line and mobile software tools for managing inventory of goods of others for storage in self-storage facilities in International Class 39

S/N 85/509,623	n/a	THE SMARTER WAY TO TRACK	Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35 Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others;

storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; providing pickup, delivery and storage of goods of others; and providing interactive assistance and on-line and mobile software tools for managing inventory of goods of others for storage in self-storage facilities in International Class 39

S/N 85/509,611	n/a	THE SMARTER WAY	Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35 Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; and providing pickup, delivery and storage of goods of others in International Class 39

S/N 85/509,629	n/a	SMARTTRACKER INVENTORY LIST	Providing on-line and mobile software tools for managing inventory of goods of others for storage in self-storage facilities in International Class 39

S/N 85/509,637	n/a	SMARTSIZER SPACE ESTIMATOR	Providing on-line and mobile software tools for determining storage space needed for storage of goods of others in self-storage facilities in International Class 39

S/N 85/509,643	F/N 1584870	SMARTSTOP SELF STORAGE INVENTORY TRACKER	Providing on-line and mobile software tools for managing inventory of goods of others for storage in self-storage facilities in International Class 39

S/N 85/509,615	n/a	GOODBYE CLUTTER, HELLO FLOOR!	Providing retail store services featuring storage supplies including boxes, packaging tape and dispensers, padlocks and cylinder locks in International Class 35

Storage of goods; storage of vehicles, namely, storage of cars, recreational vehicles, boats, and aircraft of others; storage of files and documents of others; physical storage of electronically-stored data or documents; storage of personal property of others; providing self-storage facilities for others; providing rental storage spaces for others; warehousing services for goods of others; providing containers for storage of goods of others; and providing pickup, delivery and storage of goods of others in International Class 39